UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2024

CYBER APP SOLUTIONS CORP.

(Exact name of Registrant as Specified in Its Charter)

Nevada	333-254676	98-1585090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Bering Drive Suite 875
Houston, Texas		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 713 400-2987

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYRB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2024, the Board of Directors of Cyber App Solutions Corp. (the “Company”) approved and adopted the Cyber App Solutions Corp. Board of Directors Agreement ("Director Agreement"), effective with respect to each serving Director of the company as of the date such director is appointed.

Following is the summary of the terms of the Director Agreement with respect to cash compensation, equity awards, confidentiality obligations and indemnification and insurance coverage:

Cash Fees

Director Annual Retainer	$60,000*†

Committee Chair Annual Retainer	As determined by the Board, from time to time**

The annual cash retainers shall be divided into four quarterly payments and made promptly at the beginning of each quarter for the duration of the Director’s service on the Board.

*

Each director may, at their sole election, opt to receive their quarterly payment in shares of the Company's common stock issued at the valuation applicable as of the date of the award. The shares shall vest immediately upon issuance.

†

The Chairman of the Board shall receive additional compensation in the amount of $60,000, payable in cash or common stock, at their sole election, at a valuation applicable at the time of the award, as set forth in the Director Agreement.

**	Additional compensation for the Chairman of each Board committee will be determined at the discretion of the Board as needed.

Equity Compensation Awards

Each Director shall receive an annual award of Common Stock valued at $140,000 (the "Annual Equity Award"). Prior to the Company uplisting to a higher-tier exchange such as Nasdaq or NYSE (the "Uplisting"), the Annual Equity Award shall be issued at a Company valuation based on market capitalization of $500,000,000. Subsequent to the Uplisting, the Annual Equity Award shall be issued at the actual quoted market price on the date of the award. The first Annual Equity Award shall commence on March 1, 2024 and be awarded annually thereafter following the Annual Shareholders' Meeting. Each Annual Equity Award shall vest one year from the date it was awarded.

The foregoing summary is qualified in its entirety by the full text of the Form of Director Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Proprietary Information Agreement

In connection with the Director Agreement, each director signatory agrees to sign and abide by the Company’s Director Proprietary Information Agreement attached to the Director Agreement as Exhibit A (the “Proprietary Information Agreement”). Pursuant to the Proprietary Information Agreement, each director explicitly consents to the Company holding and processing both electronically and manually the information that such director provides to the Company or the data that the Company collects which relates to the director for the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the director in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations, and the director agrees to promptly notify the Company of any misstatement of a material fact regarding the director, and of the omission of any material fact necessary to make the statements contained in such documents regarding the director not misleading.

Indemnification and Insurance

Pursuant to the Director Agreement, the Company will execute an indemnification agreement in favor of each director substantially in the form of the agreement attached to the Director Agreement as Exhibit B (the “Indemnification Agreement”), and so long as the Company’s indemnification obligations exist under the Indemnification Agreement, the Company shall provide such director with directors’ and officers’ liability insurance coverage obtained from an insurer with a Best Credit Rating financial strength rating of not less than A+ and in an amount not less than specified in the Indemnification Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	CYRB Board of Directors Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBER APP SOLUTIONS CORP.

Date:	February 15, 2024	By:	/s/ Steven Looper
Steven Looper, Chief Executive Officer and President